SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2019

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b-c) On March 14, 2019, Walgreens Boots Alliance, Inc. (the “Company”) announced that its Board of Directors (the “Board”) elected Heather Dixon as Senior Vice President, Global Controller and Chief Accounting Officer of the Company effective March 18, 2019. James Kehoe, who had assumed the responsibilities of the Company’s principal accounting officer during the search process that led to Ms. Dixon’s hiring, will continue in his role as the Company’s Executive Vice President and Global Chief Financial Officer.

Ms. Dixon, age 46, is a certified public accountant and from November 2017 to March 2019 served as Vice President, Controller and Chief Accounting Officer of Aetna Inc., a health care benefits company. She joined Aetna as Vice President, Assistant Controller in August 2016. Prior to joining Aetna, Ms. Dixon served as Vice President, Assistant Controller of PepsiCo, Inc., a global food and beverage company, a position she held from August 2015 to March 2016. Previously, she was with American Express Company, a multinational financial services company, where she held a number of positions of increasing responsibility from 2005 to 2015. Ms. Dixon started her financial career in public accounting, where she held various audit and transaction advisory roles with PricewaterhouseCoopers LLP from 1995 to 2005.

The Company entered into an employment offer letter with Ms. Dixon, which was approved by the Compensation Committee of the Board. The letter has no specified term, and her employment with the Company will be on an at-will basis. Her initial annualized base salary will be $550,000, and her target annual cash incentive opportunity will be 70% of her base salary (prorated in the case of the current fiscal year) under the Company’s corporate bonus program. Ms. Dixon also will be eligible to participate in the Company’s stock-based incentive programs, which currently provide for stock option and performance share grants as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on December 6, 2018, with the total combined target grant date award value for this position currently being $700,000. Ms. Dixon will also be covered by the Company’s Executive Severance and Change in Control Plan, a copy of which is filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K12B filed with the Securities and Exchange Commission on December 31, 2014, and which is incorporated herein by reference. She will also receive a sign-on bonus, relocation assistance and certain other benefits on the terms and conditions described in the offer letter. The offer letter also provides that Ms. Dixon must sign a Non-Competition, Non-Solicitation and Confidentiality Agreement upon beginning employment with the Company. The foregoing summary is qualified in its entirety by reference to the full text of the offer letter agreement with Ms. Dixon, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

There are no arrangements or understandings between Ms. Dixon and any other persons pursuant to which she was elected as an officer of the Company, she has no family relationships with any of the Company’s directors or executive officers, and she is not a party to, and she does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on March 14, 2019 announcing the leadership transition described in Item 5.02 above, which is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Offer letter agreement between Heather Dixon and Walgreens Boots Alliance, Inc. dated February 4, 2019

99.1	Press Release of Walgreens Boots Alliance, Inc. dated March 14, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: March 14, 2019	By:	/s/ Joseph B. Amsbary, Jr.
	Title:	Vice President, Corporate Secretary